STATE OT TEXAS           )
                         )    KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF TARRANT        )

                               CONTRACTUAL AGREEMENT


  WHEREAS Dr. Michel Hegi, of 321 Artesian Street, Corpus Christi, Texas, hereinafter known as Dr. Hegi, is the owner of certain real property fully described in Exhibit "A" which is attached hereto and expressly made a part of this agreement for all purposes;

  WHEREAS Phytolab, Inc. a corporation whose principal place of business is 3117 Cabaniss Parkway, Corpus Christi, Texas 78415, hereinafter referred to as Phytolab is the owner of certain assets fully described in Exhibits "B" and "D" which are attached hereto and expressly made a part of this agreement for all purposes;

  WHEREAS Pharmaceutical laboratories, Inc., a corporation whose principal place of business is 1229 West Corporate Drive, Arlington, Texas 76006, herein-after referred to as PHLB is desirous of purchasing the real property owned by Dr. Hegi and the assets owned by Phytolab;

  WHEREAS Artesian Group, Inc., is a Texas Corporation solely owned by Dr. Hegi and a legal entity under which Dr. Hegi chooses to conduct his future business;

  NOW THEREFORE FOR THE MUTUAL CONSIDERATION HEREIN EXPRESSED, THE RECEIPT AND ADEQUACY OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES DO HEREBY ENTER INTO THE FOLLOWING BINDING CONTRACTUAL AGREEMENT:

                                       I.

PHLB will transfer Three Hundred Thousand (300,000.00) shares of restricted common stock in PHLB to Artesian Group, Inc. a Texas Corporation solely owned by Dr. Hegi on or before April 15, 1995.

                                       II.

On or before April 15, 1995, Dr. Hegi will execute all documents including a Warranty Deed necessary to transfer ownership and fee simple title in and to the real property fully described in Exhibit "A" to PHLB subject to the one mortgage existing against it in favor of MBANK Corpus Christi N.A., dated June 26, 1990 in the original principal amount of Two Hundred Forty Two Thousand Five Hundred Dollars ($242,500.00). This mortgage is to be assumed by PHLB. Dr. Hegi will be responsible for paying all real property taxes pertaining to this real property for 1994 and previous years. Taxes for 1995 will be prorated to April 15, 1995.

                                       III.

On or before April 15, 1995, Dr. Hegi will cause Phytolab to execute a bill of sale conveying all of the assets listed on Exhibits "B" and "D" to PHLB free and clear of all indebtedness. It is agreed that PHLB is acquiring all of the equipment currently located in Phytolab's building and this agreement shall include any and all equipment therein located in the event it is inadvertently omitted from Exhibit "D".

                                        IV.

It is agreed and understood that PHLB is acquiring selected assets only of Phytolab and that it will not be assuming any of Phytolab's liabilities of whatsoever nature including but not limited to the following, to-wit:

1) All accounts payable of every nature in the approximate amount of $72,922.00 including among others those listed on Exhibit "C" which is attached hereto for identification purposes.

2) Notes payable in the approximate amount of $5,800.00 specifically including a January 3, 1995 note payable to Dr. Hegi in the amount of $2,300.00, a January 3, 1995 note payable to M. Marshall in the amount of $1,000.00 and a January 6, 1995 note payable to M. Marshall in the amount of $2,500.00.

3) Long-term liability owing officers or stockholders in the approximate amount of $10,000.00.

4) All personal property taxes for 1994 and previous years pertaining to the personal property.

Phytolab and Dr. Hegi will remain responsible for the payment of the aforementioned liabilities and they do hereby covenant to indemnify and totally hold PHLB harmless from all obligations of every nature relating thereto, as well as any lawsuits, foreseen or unforseen, resulting from any activity of Phytolab heretofore existing or which may occur in the future.

                                     V.

It is agreed that Phytolab will retain all of it's accounts receivable in the approximate amount of $72,000.00, and it's note receivable of approximately $10,000.00 as reflected by it's January 17, 1995 Financial Statement, heretofore presented to PHLB.

                                      VI.

The parties acknowledge that they have heretofore entered into a Letter of Intent similar in nature to this Agreement on March 1, 1995. That Letter of Intent expressed the desire of the parties to proceed with a more detailed agreement and this Agreement is in fact that document. The parties agree that this Agreement completely supersedes the March 1, 1995 Letter of Intent in all respects, that it contains the entire agreement between the parties relating to the subject matter hereof, and all prior agreements relative hereto which are not contained herein are terminated.

                                       VII.

This agreement in intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provisions of this Agreement or the application thereof to any person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

                                      VIII.

Dr. Hegi acknowledges that he has received full authority to execute this agreement on behalf of Phytolab, Inc., and to bind them to the terms herein expressed. Jerry McClure acknowledges that he has received full authority to execute this agreement on behalf of PHLB and to bind them to the terms herein expressed.

                                       IX.

Dr. Hegi acknowledges that he has received full authority from Artesian Group, Inc. to acquire title to the 300,000 shares of PHLB restricted stock in their name and that this action is one of the important considerations of this Agreement.

                                        X.

This Agreement shall be binding upon and shall inure to the benefit of the parties to this agreement, and their respective heirs, legal representatives, successors and assigns.

                                        XI.

This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

      EXECUTED the __________ day of April, 1995.

/s/ DR. MICHEL HEGI                             /s/ DR. MICHEL HEGI
Dr. Michel Hegi, Individually                   Dr. Michel Hegi, President of
                                                Phytolab, Inc.

/s/ JERRY MCCLURE                               /s/  DR. MICHEL HEGI
Jerry McClure, President                        Dr. Michel Hegi, President of
Pharmaceutical Laboratories,                    Artesian Group, Inc.
Inc.

THE STATE OF TEXAS          )
                            )
COUNTY OF NUECES            )

    This instrument was acknowledged before me on this the 19th day of April, 1995 by Dr. Michel Hegi.

                                       /s/ JANE ROY
                                       Notary Public State of Texas


THE STATE OF TEXAS           )
                             )
COUNTY OF NUECES             )

     BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Dr. Michel Hegi, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said Phytolab, Inc., a corporation, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 19th day of April, 1995.

                                           /s/ JANE ROY
My commission expires:                     Notary Public State of Texas
1-8-96                                     Jane Roy
                                           Notary's Printed Name

THE STATE OF TEXAS           )
                             )
COUNTY OF NUECES             )


    BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Dr. Michel Hegi, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said Artesian Group, Inc., a corporation, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 19th day of April, 1995.

                                          /s/ JANE ROY
My commission expires:                    Notary Public State of Texas
1-8-96                                    Jane Roy
                                          Notary's Printed Name


THE STATE OF TEXAS           )
                             )
COUNTY OF TARRANT            )

BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Jerry McClure, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said Pharmaceutical Laboratories, Inc., a corporation, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 17 day of April, 1995.

                                           /s/ STEVE PLANT
My commission expires:                     Notary Public State of Texas
06-07-97                                   Steve Plant
                                           Notary's Printed Name

[notary stamp as follows: Steve Plant, Notary Public, State of Texas, Comm. Exp. 06-07-97]

Listing of Exhibits not included but which are available upon request

"A" Legal description of the building and land located at 3117 Cabaniss Pkwy., Corpus Christi, Texas 78415

"B"       Asset Listing

"C" Dunn & Bradstreet Receivable Management Services Collection Activity Report for Phytolab, Inc. for the Reporting Period of 10/1/94 - 12/31/94

"D"       Fixed Asset Inventory Listing, Consolidated Company, 1/1/95